EXHIBIT 1

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                          INTERIM FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2003

                                   (unaudited)

________________________________________________________________________________

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                                 BALANCE SHEETS

                                   (unaudited)

                                                                   June 30,        December 31,
                                                                     2003              2002
                                                                 ------------      ------------
                                                                (in thousands of Canadian dollars)

                           ASSETS

Current assets
    Cash.....................................................    $     20,971      $     35,005
    Accounts receivable......................................          32,097            33,931
    Inventories (note 2).....................................          67,853            61,236
    Prepaid expenses.........................................           3,591             3,849
    Future income taxes......................................           1,905             1,599
                                                                 ------------      ------------
                                                                      126,417           135,620
Capital assets...............................................         154,837           159,407
Other assets ................................................          25,629            26,613
                                                                 ------------      ------------
                                                                 $    306,883      $    321,640
                                                                 ============       ===========


              LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities
    Accounts payable and accrued liabilities.................    $     40,004       $    46,984
    Deferred revenue.........................................            -                6,518
                                                                 ------------      ------------
                                                                       40,004            53,502
Long-term debt (U.S. $160,000; 2002 - U.S. $160,000).........         215,728           252,592
Other obligations............................................           7,012             6,712
Future income taxes..........................................           9,481             6,830
                                                                 ------------      ------------
                                                                      272,225           319,636
Contingent liability (note 5)
Shareholder's equity
    Share capital............................................            -                 -
    Retained earnings........................................          34,658             2,004
                                                                 ------------      ------------
                                                                 $    306,883       $   321,640
                                                                 ============       ===========


                       MILLAR WESTERN FOREST PRODUCTS LTD.

                             STATEMENTS OF EARNINGS

                                   (unaudited)

                                                       Three Months Ended                  Six Months Ended
                                                             June 30                           June 30
                                                      2003             2002             2003              2002
                                                   -----------      -----------      ----------     ----------

                                                                 (in thousands of Canadian dollars)

Gross revenue.................................     $    77,624      $    75,019      $  152,548     $  136,766
Selling expenses..............................          14,371            8,124          28,457         18,872
                                                   -----------      -----------      ----------     ----------
Net revenue...................................          63,253           66,895         124,091        117,894
Cost of sales                                           48,156           49,393          95,369         88,215
Depreciation and amortization                            4,183            4,119           8,357          8,363
General and administration....................           3,103            3,248           6,623          6,511
Severance costs (note 3)......................            -                -               -             2,298
                                                   -----------      -----------      ----------     ----------
Operating earnings............................           7,811           10,135          13,742         12,507
Financing expenses (note 4)...................           7,687            7,668          15,534         14,415
Unrealized exchange gain on debt..............         (19,600)         (13,456)        (36,864)       (13,088)
Other income..................................            (155)            (433)           (227)           (40)
                                                   -----------      -----------      ----------     ----------
Earnings before income taxes..................          19,879           16,356          35,299         11,220
Income taxes..................................           2,779            3,479           2,645          1,865
                                                   -----------      -----------      ----------     ----------
Net earnings                                       $    17,100      $    12,877      $   32,654      $   9,355
                                                   ===========      ===========      ==========      =========



                         STATEMENTS OF RETAINED EARNINGS

                        FOR THE SIX MONTHS ENDED JUNE 30

                                   (unaudited)

                                                        2003              2002
                                                     ----------           ------
                                                  (in thousands of Canadian dollars)

Retained earnings - beginning of period............  $    2,004       $    1,496
Net earnings                                             32,654            9,355
                                                     ----------           ------
Retained earnings - end of period..................  $   34,658           10,851
                                                     ==========           ======

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                            STATEMENTS OF CASH FLOWS

                                   (unaudited)

                                                              Three Months Ended                 Six Months Ended
                                                                    June 30                           June 30
                                                             2003             2002             2003             2002
                                                         ------------     ------------      ----------       ----------

                                                                     (in thousands of Canadian dollars)

Cash provided from (used in)
Operating activities
    Net earnings...................................      $     17,100     $     12,877      $   32,654       $    9,355
    Items not affecting cash:
      Future income taxes..........................             2,629            3,329           2,345            1,565
      Reforestation expense........................                10           (1,910)          2,827            3,510
      Depreciation and amortization................             4,183            4,119           8,357            8,363
      Amortization of deferred financing charges...               230              230             460              460
      Unrealized foreign exchange gain on debt.....           (19,600)         (13,456)        (36,864)         (13,088)
      Provision for duties.........................              -              (3,290)           -              (2,268)
      Other........................................                (5)             172            (523)             321
                                                         ------------     ------------      ----------       ----------
                                                                4,547            2,071           9,256            8,218
    Reforestation expenditures.......................            (297)          (1,128)         (1,566)          (2,220)
                                                         ------------     ------------      ----------       ----------
                                                                4,250              943           7,690            5,998
                                                         ------------     ------------      ----------       ----------
    Changes in non-cash components of working
    capital
      Accounts receivable..........................             9,209            6,256           1,834            2,102
      Inventories..................................             9,332           20,467          (7,487)          (3,658)
      Prepaid expenses.............................               (11)            (429)            258             (350)
      Accounts payable and accrued liabilities.....           (15,939)         (16,559)         (6,776)          (5,594)
      Deferred revenue.............................              (598)         -                (6,518)         -
                                                         ------------     ------------      ----------       ----------
                                                                1,993            9,735         (18,689)          (7,500)
                                                         ------------     ------------      ----------       ----------
                                                                6,243           10,678         (10,999)          (1,502)
                                                         ------------     ------------      ----------       ----------
Investing activities
    Additions to property, plant and equipment.....            (2,513)            (860)         (3,369)          (1,277)
    Proceeds on disposal of property, plant and
       equipment...................................               225               19             332               54
    Decrease in other assets.......................                 1                4               2               21
                                                         ------------     ------------      ----------       ----------
                                                               (2,287)            (837)         (3,035)          (1,202)
                                                         ------------     ------------      ----------       ----------

Increase (decrease) in cash........................             3,956            9,841         (14,034)          (2,704)
Cash  - beginning of period........................            17,015            3,327          35,005           15,872
                                                         ------------     ------------      ----------       ----------
Cash - end of period...............................      $     20,971     $     13,168      $   20,971       $   13,168
                                                         ============     ============      ==========       ==========

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                              SEGMENTED INFORMATION

                                   (unaudited)

                                                             Three Months Ended                 Six Months Ended
                                                                  June 30                            June 30
                                                           2003              2002             2003             2002
                                                       ------------     ------------     ------------      -----------

                                                                     (in thousands of Canadian dollars)

Product segment

Lumber
    Net revenue....................................    $     22,506     $     32,203     $     45,773      $    54,509
    Cost of sales and administration...............          21,694           22,896           42,508           41,986
    Depreciation and amortization..................           1,378            1,390            2,751            2,903
    Severance costs................................            -                -                -                 681
                                                       ------------     ------------     ------------      -----------
    Operating earnings (loss)......................    $       (566)    $      7,917     $        514      $     8,939
                                                       ============     ============     ============      ===========

Pulp
    Net revenue....................................    $     39,341     $     33,328     $     75,141      $    60,489
    Cost of sales and administration...............          26,462           26,497           52,861           46,228
    Depreciation and amortization..................           2,697            2,658            5,389            5,316
    Severance costs................................            -                -                -               1,340
                                                       ------------     ------------     ------------      -----------
    Operating earnings.............................    $     10,182     $      4,173     $     16,891      $     7,605
                                                       ============     ============     ============      ===========

Corporate and other
    Net revenue....................................    $      1,406     $      1,364     $      3,177      $     2,895
    Cost of sales and administration...............           3,103            3,248            6,623            6,511
    Depreciation and amortization..................             108               71              217              144
    Severance costs................................            -                -                -                 277
                                                       ------------     ------------     ------------      -----------
    Operating loss.................................    $     (1,805)    $     (1,955)    $     (3,663)     $    (4,037)
                                                       ============     ============     ============      ===========

Total
    Net revenue....................................    $     63,253     $     66,895     $    124,091      $   117,893
    Cost of sales and administration...............          51,259           52,641          101,992           94,725
    Depreciation and amortization..................           4,183            4,119            8,357            8,363
    Severance costs................................            -                -                -               2,298
                                                       ------------     ------------     ------------      -----------
    Operating earnings.............................    $      7,811     $     10,135     $     13,742      $    12,507
                                                       ============     ============     ============      ===========

Shipments by business segment

Lumber (millions of board feet)....................            81.1             75.6            159.3            135.7
                                                       ============     ============     ============      ===========
Pulp (thousands of tonnes).........................            70.1             74.9            142.0            139.3
                                                       ============     ============     ============      ===========

                                                                                            June 30,         December 31,
                                                                                              2003               2002
                                                                                         ------------       ------------
Identifiable assets
    Lumber............................................................................   $    123,975       $    117,624
    Pulp..............................................................................        138,905            143,664
    Corporate and other...............................................................         44,003             60,352
                                                                                         ------------       ------------
                                                                                         $    306,883       $    321,640
                                                                                         ============       ============

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2003

                                   (unaudited)

1.   BASIS OF PRESENTATION

     The accompanying unaudited interim financial statements have been prepared by the Company, following the same accounting policies and methods as those disclosed in the audited financial statements for the year ended December 31, 2002. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in Canada have been omitted. These interim financial statements should be read in conjunction with the December 31, 2002 audited financial statements and the notes thereto included in the Company's Annual Report on Form 20-F. In the opinion of management, all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the balance sheet, results of operations, and cash flows of these interim periods have been included.

2.   INVENTORIES

                                                  June 30,       December 31,
                                                    2003             2002
                                                ----------       ----------
     Logs.....................................  $   28,143       $   25,764
     Pulp.....................................      17,202           17,487
     Lumber...................................      13,970            9,824
     Operating and maintenance supplies.......       8,538            8,161
                                                ----------       ----------
                                                $   67,853       $   61,236
                                                ==========       ==========

3.   PROVISION FOR SEVERANCE COSTS

     As a result of a corporate-wide review of operating requirements and staffing levels, the Company implemented a workforce reduction program in January, 2002. The majority of the position reductions were achieved voluntarily.

4.   FINANCING EXPENSES

                                                                 Three months ended            Six months ended
                                                                 2003          2002           2003         2002
                                                              ---------     ---------      ---------     --------
     Interest expense
       Long-term debt......................................   $   4,840     $   5,849      $  10,437     $ 12,153
       Other...............................................          91           153            196          330
     Amortization of deferred financing costs..............         230           230            460          460
     Foreign exchange losses on U.S. dollar cash and
     working capital.......................................       2,526         1,436          4,441        1,472
                                                              ---------     ---------      ---------     --------
                                                              $   7,687     $   7,668      $  15,534       14,415
                                                              =========     =========      =========       ======

                       MILLAR WESTERN FOREST PRODUCTS LTD.

                      NOTES TO INTERIM FINANCIAL STATEMENTS

                     FOR THE SIX MONTHS ENDED JUNE 30, 2003

                                   (unaudited)

5.   CONTINGENT LIABILITY

     On April 25, 2002, the U.S. Department of Commerce ("USDOC") issued its final determination in the countervailing and antidumping investigations. The USDOC's final determination in the countervailing investigation resulted in a duty rate of 18.79% and an antidumping duty rate of 8.43%, both to be posted by cash deposits.

     On May 16, 2002, the United States International Trade Commission ("USITC") published its final written determination on injury and stated that Canadian softwood lumber threatens material injury to the U.S. industry. As a result, cash deposits have been required for shipments at the rates determined by the USDOC effective from May 22, 2002. All bonds posted prior to May 22, 2002 have been returned and cancelled.

     The company has recorded as a selling expense $2.9 million for the quarter representing the combined countervailing and antidumping duties compared to a net duty recovery of $2.6 million in the same quarter of 2002. During that quarter the Company reversed $3.3 million related to preliminary duties that were previously accrued. For the first six months in 2003 the company recorded combined duties of $5.3 million compared to a net duty recovery of $1.6 million for the same period in 2002.

     The Company and other Canadian forest product companies, the Federal Government and Canadian provincial governments ("Canadian Interests") categorically deny the U.S. allegations and strongly disagree with the final countervailing and dumping determinations made by the USITC and USDOC. Canadian Interests continue to aggressively defend the Canadian industry in this trade dispute. Canadian Interests may appeal the decision of these administrative agencies to the appropriate courts, North American Free Trade Association panels and the World Trade Organization. The final amount of countervailing and antidumping duties that may be assessed on Canadian softwood lumber exports to the U.S. cannot be determined at this time and will depend on the results of these appeals. Notwithstanding the final rates established in the investigations, the final liability for the assessment of countervailing and antidumping will not be determined until each annual administrative review process is complete.